UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

date of Report (Date of earliest event reported): September 27, 2019

MRC Global inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35479	20-5956993
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Fulbright Tower, 1301 McKinney Street, Suite 2300

Houston, Texas 77010

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (877) 294-7574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	MRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 27, 2019, MRC Global Inc. (the “Company”) issued a press release to announce the appointment of Kelly Youngblood, age 54, as the Company’s Executive Vice President, effective November 18, 2019 (the “Effective Date”). As previously disclosed, the Company’s Executive Vice President and Chief Financial Officer, Mr. James E. Braun notified the Company on July 30, 2019 that he intends to retire on March 1, 2020. Mr. Youngblood will initially hold the title of Executive Vice President until the transition of the principal financial officer duties are complete on or before March 1, 2020 due to the retirement of Mr. Braun, at which time Mr. Youngblood will assume the role of Executive Vice President and Chief Financial Officer.

Mr. Youngblood served as Executive Vice President and Chief Financial Officer of BJ Services, LLC from December 2017 until October 2019. Prior to joining BJ Services, Mr. Youngblood was Senior Vice President and Chief Financial Officer of Diamond Offshore Drilling, Inc. from 2016 to 2017. Before that, Mr. Youngblood held a variety of finance and accounting positions of increasing responsibility at Halliburton Company, including Vice President of Investor Relations. He holds a Bachelor of Business Administration in Accounting from Cameron University and is a Certified Public Accountant.

Mr. Youngblood is expected to enter into an employment agreement with the Company with terms and conditions that are standard to the Company’s form employment agreement for executive vice presidents (the “Agreement”) as soon as practicable after the Effective Date. The material terms of his employment offer and the Agreement are summarized below.

Terms of Mr. Youngblood’s Employment

Compensation and Benefits During Term of Agreement. The Agreement will provide for an initial base salary of $500,000, to be reviewed annually. Pursuant to his employment offer and the Agreement, Mr. Youngblood will also be entitled to:

•	participate in the Company’s short-term incentive plan for executive officers, with an annual target bonus of 80% of his base salary to be based upon individual or Company performance criteria that the board of the Company establishes for each fiscal year (the participation begins in 2020);

•	a signing bonus payment to Mr. Youngblood of up to $380,000 (subject to certain limiting conditions) in two installments that are to be received on March 13, 2020 and September 11, 2020;

•	an initial long-term incentive award in restricted stock units with a graded annual vesting in 1/3 increments over three years, with a grant date target value of $1,500,000 (based on the 20-day volume weighted average price on the date of grant);

•	while awards are at the direction of the Compensation Committee, the current expectation is that Mr. Youngblood will receive, beginning January 1, 2020, long-term incentive awards pursuant to the Company’s 2011 Omnibus Incentive Plan, as amended or any replacement plan in effect for executive; and

•	participate in all retirement and welfare benefit plans, programs, and arrangements generally available to newly-hired executive officers, subject to eligibility requirements.

As an executive officer, Mr. Youngblood will be subject to the Company’s Equity Ownership Guidelines, pursuant to which Mr. Youngblood is targeted to hold an investment position in the Company equal in value to three times his base salary. Under the guidelines, Mr. Youngblood has five years from the date he becomes subject to the guidelines to reach this position.

Effect of Retirement. If Mr. Youngblood remains employed by the Company on or after the fifth anniversary of the date of the Agreement, and if the Company terminates his employment other than for Cause, death or Disability prior to that fifth anniversary date, or if Mr. Youngblood leaves for Good Reason prior to that date, Mr. Youngblood will be deemed to have satisfied any requirement that his age plus years of service equal at least 80 for the purposes of equity awards that the Company granted pursuant to the Company’s 2011 Omnibus Incentive Plan, as amended, prior to his departure and he will be considered “retired” when he leaves the Company’s employ; and, after he leaves the Company, Mr. Youngblood will continue to vest in any equity awards that the Company granted to him pursuant to the retirement provisions of the applicable award agreements. To receive the retirement benefit of continued vesting, Mr. Youngblood must meet the Company’s Equity Ownership Guidelines measured as of the fifth anniversary of the date of the Agreement (if his employment is not terminated prior to that date) and continue to adhere to the restrictive covenants in each applicable equity award agreement, including those that require him to maintain the confidentiality of non-public, confidential or proprietary information of the Company, to refrain from competition with the Company and to refrain from the solicitation of employment of Company employees, in each case, until the award is fully vested during retirement.

For a description of the other terms and conditions of the Agreement, including the effect of termination of Mr. Youngblood’s employment, change of control and restrictive covenants, please see the previously disclosed descriptions in sections titled “Employment and Other Agreements” and “Potential Payments upon Termination or Change in Control” in the Company’s definitive proxy statement relating to the Company’s 2019 annual meeting of stockholders filed with the Securities Exchange Commission on March 18, 2019, which are incorporated herein by reference.

In addition, Mr. Youngblood is expected to enter into the Company’s standard indemnification agreement with directors, officers and certain employees of the Company (the “Indemnification Agreement”), whereby the Company agrees to indemnify, defend and hold harmless its executive officers from and against losses and expenses incurred as a result of their services as an officer of the Company, subject to the terms and conditions provided in the agreement. The foregoing description of the Agreement and the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the relevant agreement, a copy of each of which is attached to, and is incorporated by reference into, this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure

On September 27, 2019, the Company issued a press release to announce the appointment of Kelly Youngblood as the Company’s Executive Vice President, effective November 18, 2019. A copy of the press release is attached as an exhibit to, and incorporated by reference into, this Current Report on Form 8-K.

The information referenced under Item 7.01 (including Exhibit 99.1 referenced under Item 9.01 below) of this Current Report on Form 8-K is being “furnished” under “Item 7.01. Regulation FD Disclosure” and, as such, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This information shall not be incorporated by reference into any registration statement, report or other document filed by the Company pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “expected”, “will” and similar expressions are intended to identify forward-looking statements. Statements about any executive’s future employment by the Company, and the terms and conditions of that employment, are not guarantees of future employment. These statements are based on management’s expectations that the executive begins the executive’s employment on the expected start date and that no state of facts would come to the Company’s attention that would cause the Company to rescind its offer of employment prior to that date.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits.

10.1*	Form Employment Agreement by and between MRC Global Inc. and Kelly Youngblood

10.2

Form Indemnification Agreement of MRC Global Inc. with directors and executive officers (incorporated by reference herein to Exhibit 10.19 to MRC’s Annual Report on Form 10-K filed on February 20, 2015, File No. 001-35479)

99.1**	Press release of MRC Global Inc., dated September 27, 2019

104**	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed with this Current Report.
**	Furnished with this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRC GLOBAL INC.

Date: September 27, 2019

	By:	/s/ Daniel J. Churay
Daniel J. Churay
Executive Vice President – Corporate Affairs, General Counsel and Corporate Secretary